Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Services Provided – Independent Registered Public Accounting Firm”, “Financial Highlights”, “Appendix A - Form of Agreement and Plan of Reorganization” and “Appendix B – Acquired Fund Financial Highlights” in the Combined Proxy Statement and Prospectus included in this Registration Statement (Form N-14) of Morgan Stanley ETF Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Other Service Providers – Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 28, 2025, each included in Post-Effective Amendment No. 90 to the Registration Statement (Form N-1A, File No. 33-44782) of Morgan Stanley Income Opportunities Fund, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the references to our firm under the caption “Investment Management and Other Services – Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated January 28, 2025, included in Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A, File No. 333-266913) of Morgan Stanley ETF Trust, filed with the Securities and Exchange Commission, and incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated December 23, 2024, with respect to the financial statements and financial highlights of Morgan Stanley Income Opportunities Fund included in the Annual Report (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 24, 2025